As filed with the Securities and Exchange Commission on September 9, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Trailblazer Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1868836
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

152 West 57th Street, 27th Floor
New York, NY 10019
Tel: (212) 621-8777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric Semler
Chief Executive Officer
152 West 57th Street, 27th Floor
New York, NY 10019
Tel: (212) 621-8777
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas S. Ellenoff Stuart Neuhauser Adam Berkaw Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas 11th Floor New York, New York 10105 (212) 370-1300	Simon Raftopoulos Alexandra Low Appleby (Cayman) Ltd. 9th Floor Nexus Way, Camana Bay, Grand Cayman KY1-1104 (345) 949-4900	Kevin E. Manz, Esq. King & Spalding LLP 1185 Avenue of the Americas, 34th Floor New York, New York 10036 (212) 556-2100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-288651

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Trailblazer Acquisition Corp., a blank check company incorporated as a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-288651), initially filed by the Registrant on July 11, 2025 and declared effective, as amended, by the Securities and Exchange Commission on September 9, 2025 (the “Prior Registration Statement”).

This Registration Statement covers the registration of an additional 4,600,000 of the Registrant’s units, each consisting of one Class A ordinary share and one-third of one redeemable warrant to purchase a Class A ordinary share of the Registrant. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission (the “Commission”) that (1) it has instructed its bank to pay the filing fee set forth in Exhibit 107 filed herewith by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of September 10, 2025), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than September 10, 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-288651) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Ellenoff Grossman & Schole LLP.

5.2	Opinion of Appleby (Cayman) Ltd., Cayman Islands counsel to the Registrant.

23.1	Consent of Withum Smith+Brown, PC.

23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).

23.3	Consent of Appleby (Cayman) Ltd. (included on Exhibit 5.2).

107	Filing Fee Table.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 9th day of September, 2025.

Trailblazer Acquisition Corp.

By:	/s/ Eric Semler
Name:	Eric Semler
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Eric Semler	Chief Executive Officer and Director	September 9, 2025
Eric Semler	(principal executive officer)

/s/ Eamon P. Smith	Chief Financial Officer	September 9, 2025
Eamon P. Smith	(principal financial and accounting officer)

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Authorized representative IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Trailblazer Acquisition Corp., in New York, New York, on the 9th day of September, 2025.

By:	/s/ Eric Semler
Name:	Eric Semler
Title:	Chief Executive Officer and Director

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